Exhibit 99.2



                       FINANCIAL STATEMENTS AND FOOTNOTES

                MAINSTREET FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                          (In 000's Except Share Data)




                                                                            December 31

                                                                       1997            1996
                                                                      -------       ---------
ASSETS
Cash and Due From Banks                                           $    47,202    $    47,792
Interest-Earning Deposits In Domestic Banks                               494            518
Mortgage Loans Held for Sale                                            3,048            742
Federal Funds Sold                                                      5,144         10,473
Securities Available for Sale (Aggregate
   Costs  of $689,193 and $352,188
   in 1997 and 1996, respectively)                                    693,957        353,398
Securities Held to Maturity (Aggregate
   Market Values of $74,321 and
   $100,100 in 1997 and 1996, respectively)
      Taxable                                                          38,170         59,717
      Nontaxable                                                       34,073         38,205
                                                                  -----------    -----------
                                                                       72,243         97,922

Loans, Net of Unearned Income and Deferred Fees                       925,718        878,160
   Less: Allowance for Loan Losses                                    (12,375)       (11,496)
                                                                  -----------    -----------
      Loans, Net                                                      913,343        866,664

Bank Premises and Equipment, Net                                       17,003         16,229
Other Real Estate Owned                                                 1,424            905
Other Assets                                                           40,384         35,482
                                                                  -----------    -----------


      TOTAL ASSETS                                                $ 1,794,242    $ 1,430,125
                                                                  ===========    ===========


LIABILITIES
Deposits:
   Demand Deposits (Noninterest-Bearing)                          $   149,940    $   142,001
   Interest Checking Accounts                                         121,470        115,688
   Savings Deposits                                                   115,929        122,883
   Money Market Investment Accounts                                   104,478        106,499
   Time Deposits:
      Certificates of Deposit $100,000 and Over                       154,982        119,507
      Other                                                           416,933        393,506
                                                                  -----------    -----------
     Total Deposits                                                 1,063,732      1,000,084

Repurchase Agreements Short-Term                                      213,871        145,356
Other Short-Term Debt                                                 149,767         82,764
FHLB Borrowings, Callable 2/97                                           --           45,000
Repurchase Agreements Long-Term                                        63,466           --
Other Long-Term Debt                                                  102,134         26,029
Corporation-Obligated Mandatorily Redeemable Capital Securities        50,000           --
Accrued Interest Payable                                                5,977          4,423
Other Liabilities                                                       9,576          5,332
                                                                  -----------    -----------

      TOTAL LIABILITIES                                             1,658,523      1,308,988
                                                                  -----------    -----------

SHAREHOLDERS' EQUITY
Preferred Stock, $5 Par Value.  Authorized 1,000,000 Shares;
   None Outstanding                                                      --             --
Common Stock, $5 Par Value.  Authorized 20,000,000 Shares;
   Issued and Outstanding 12,661,212 and 12,535,271 Shares in
   1997 and 1996, respectively                                         63,306         62,676
Capital in Excess of Par                                               12,399         11,223
Retained Earnings                                                      57,501         47,415
Unearned Compensation                                                    (176)          (338)
Unrealized Gains on Securities, Net of Taxes                            2,689            161
                                                                  -----------    -----------

      TOTAL SHAREHOLDERS' EQUITY                                      135,719        121,137
                                                                  -----------    -----------

      TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                  $ 1,794,242    $ 1,430,125
                                                                  ===========    ===========




See Notes to Consolidated Financial Statements.

                MAINSTREET FINANCIAL CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                        (In 000's Except Per Share Data)





                                                                     Years Ended December 31
INTEREST INCOME                                                   1997      1996       1995
                                                                  ----      ----       ----

Interest and Fees on Loans:
   Taxable                                                     $ 84,249   $ 77,834   $ 68,017
   Nontaxable                                                       133         92        163
Interest on Mortgage Loans Held for Sale                            313        168        144
Interest and Dividends on Securities Available for Sale          30,654     17,479     11,178
Interest and Dividends on Securities Held to Maturity:
   Taxable                                                        3,359      4,731      7,284
   Nontaxable                                                     1,906      2,252      2,641
Other Interest Income                                               690      1,067        984
                                                               --------   --------   --------
Total Interest Income                                           121,304    103,623     90,411
                                                               --------   --------   --------

INTEREST EXPENSE
Deposits                                                         40,435     37,395     36,486
Short-Term Debt                                                  16,583      6,612      3,594
Long-Term Debt                                                    4,536      3,155         63
7% Convertible Subordinated Debentures                             --         --          454
                                                               --------   --------   --------
Total Interest Expense                                           61,554     47,162     40,597
                                                               --------   --------   --------
   Net Interest Income                                           59,750     56,461     49,814
Provision for Loan Losses                                         4,652      3,510      1,813
                                                               --------   --------   --------
   Net Interest Income After Provision for Loan Losses           55,098     52,951     48,001
                                                               --------   --------   --------

NONINTEREST INCOME
Service Charges, Fees and Other                                   9,582      8,230      6,712
Trust Income                                                      3,371      2,942      2,441
Securities Gains, Net                                               926        610         43
                                                               --------   --------   --------
Total Noninterest Income                                         13,879     11,782      9,196
                                                               --------   --------   --------

NONINTEREST  EXPENSE
Salaries                                                         17,066     15,308     14,497
Employee Benefits                                                 6,358      5,871      4,604
Net Occupancy                                                     2,253      2,099      2,129
Equipment                                                         3,895      3,977      3,669
FDIC Assessment                                                     129         66      1,125
Stationery and Supplies                                             921      1,014      1,009
Advertising                                                         519        636        347
Other                                                            12,586     10,311      8,686
                                                               --------   --------   --------
Total Noninterest Expense                                        43,727     39,282     36,066
                                                               --------   --------   --------
       Income Before Income Taxes                                25,250     25,451     21,131
Income Tax Expense                                                8,152      8,054      6,297
                                                               --------   --------   --------
NET INCOME                                                     $ 17,098   $ 17,397   $ 14,834
                                                               ========   ========   ========
Per Share:
Basic:
   NET INCOME                                                  $   1.36   $   1.38   $   1.26
                                                               ========   ========   ========
   Average Shares Outstanding                                    12,602     12,585     11,800
                                                               ========   ========   ========
Diluted:
   NET INCOME                                                  $   1.35   $   1.38   $   1.17
                                                               ========   ========   ========

   Average Shares Outstanding                                    12,641     12,649     12,911
                                                               ========   ========   ========




See Notes to Consolidated Financial Statements.

                MAINSTREET FINANCIAL CORPORATION AND SUBSIDIARIES
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                 (In 000's Except for Share and Per Share Data)



                                                                                                             Unrealized
                                                                    Capital In                              Gains (Losses)
                                                         Common        Excess     Retained      Unearned    on Securities,
                                                         Stock         of Par     Earnings    Compensation       Net           Total
                                                        ---------    ---------    ---------    ---------    --------------    ------


Year Ended December 31, 1995
Balance at January 1, 1995 as previously reported      $  32,884    $    (417)   $  47,844    $    --      $  (8,317)     $  71,994
Adjustments for Pooling of Interests                       5,794        5,317       (1,144)        --           (210)         9,757


Balance at January 1, 1995 as restated                    38,678        4,900       46,700         --         (8,527)        81,751
Net Income                                                  --           --         14,834         --           --           14,834
Cash Dividends ($.34 Per Share)                             --           --         (4,217)        --           --           (4,217)
Sale of 42,007 Shares Though Dividend
   Reinvestment Plan and Stock Option Plan                   211          462         --           --           --              673
Conversion of Subordinated Debentures
   (489,910 Shares)                                        2,450        6,436         --           --           --            8,886
Change in unrealized gains (losses) on securities,
   net of deferred income tax expense of $4,316             --           --           --           --          8,027          8,027
Stock Split Effected in the Form of a Stock Dividend      21,336         --        (21,336)        --           --             --
                                                         --------    ---------    ---------    ---------    ---------      ---------
Balance at December 31, 1995                              62,675       11,798       35,981         --           (500)       109,954



Year Ended December 31, 1996
Net Income                                                  --           --         17,397         --           --           17,397
Cash Dividends ($.47 Per Share)                             --           --         (5,867)        --           --           (5,867)
Cash Paid for Cash Election and Fractional
     Shares for Mergers                                     (666)      (1,632)        --           --           --           (2,298)
Sale of 133,543 Shares Through Dividend
   Reinvestment Plan and Stock Option Plan
   including effect of stock split                           667        1,057          (96)        --           --            1,628
Unearned Compensation                                       --           --           --           (338)        --             (338)
Change in unrealized gains (losses) on securities,
     net of deferred income tax expense of $491             --           --           --           --            661            661
                                                       ---------    ---------    ---------    ---------    ---------      ---------
Balance at December 31, 1996                              62,676       11,223       47,415         (338)         161        121,137



Year Ended December 31, 1997
Net Income                                                  --           --         17,098         --           --           17,098
Cash Dividends ($.57 Per Share)                             --           --         (6,906)        --           --           (6,906)
Cash Paid for Cash Election and Fractional
     Shares for Mergers                                     --           --            (12)        --           --              (12)
Sale of 125,942 Shares Through Dividend
   Reinvestment Plan and Stock Option Plan                   630        1,176          (94)        --           --            1,712
Unearned Compensation                                       --           --           --            162         --              162
Change in unrealized gains (losses) on securities,
     net of deferred income tax expense of $1,359           --           --           --           --          2,528          2,528
                                                       ---------    ---------    ---------    ---------    ---------      ---------
Balance at December 31, 1997                           $  63,306    $  12,399    $  57,501    $    (176)   $   2,689      $ 135,719
                                                       =========    =========    =========    =========    =========      =========

See Notes to Consolidated Financial Statements.

                MAINSTREET FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (In 000's)




                                                                                      Years Ended December 31
                                                                             --------------------------------------
                                                                                 1997         1996          1995
                                                                                 ----         ----          ----
Cash Flows From Operating Activities:

Net Income                                                                    $  17,098    $  17,397    $  14,834
Adjustments to Reconcile Net Income to Net Cash Provided
   by Operating Activities:
     Provision for Loan Losses                                                    4,652        3,510        1,813
     Depreciation and Amortization                                                2,515        2,603        2,357
     Loss on Disposal of Fixed Assets                                                32         --           --
     Amortization of Securities Premiums and Discounts, Net                       1,378         (312)        (517)
     Deferred Income Tax Provision (Benefit)                                       (824)        (503)         620
     Securities Gains, Net                                                         (926)        (610)         (43)
     Amortization of Intangibles                                                    238          227          267
     Mortgage Loan Originations Held for Sale                                   (23,155)     (12,943)     (10,914)
     Mortgage Loans Sold                                                         20,849       13,981        9,655
     Changes in Other Assets and Other Liabilities:
        Other Assets                                                             (4,801)      (2,223)       3,415
        Accrued Interest                                                          1,554        1,009          818
        Accrued Loss Contingencies                                                 --           --         (1,341)
        Other Liabilities                                                         4,244         (380)       1,178
                                                                              ---------    ---------    ---------


Net Cash Provided by Operating Activities                                        22,854       21,756       22,142
                                                                              ---------    ---------    ---------


Cash Flows From Investing Activities:

(Increase) Decrease in Interest-Earning Deposits                                     24          357         (825)

Purchases of Securities Available for Sale                                     (691,091)    (301,116)    (105,013)
Purchases of Securities Held to Maturity                                           --        (12,545)     (18,791)
Proceeds from Sale of Securities Available for Sale                             227,708      124,445       28,915
Proceeds from Calls and Maturities of Securities Available for Sale             125,770       56,179       29,615
Proceeds from Calls and Maturities of Securities Held to Maturity                26,170       31,707       26,855
Net Increase in Loans                                                           (51,331)    (123,831)     (85,119)
Purchases of Bank Premises and Equipment                                         (3,386)      (4,763)      (2,486)
Proceeds from Sale of Bank Premises and Equipment                                    65            3            3
Net (Increase) Decrease in Other Real Estate                                       (519)         838          709
Increase in Other Assets                                                           (876)     (15,167)        --
                                                                              ---------    ---------    ---------

Net Cash Used in Investing Activities                                          (367,466)    (243,893)    (126,137)
                                                                              ---------    ---------    ---------


Cash Flows From Financing Activities:

Net Increase in Deposits                                                         63,648       49,245       35,363
Net Increase in Repurchase Agreements Short-Term                                 68,515      108,229       37,127
Net Increase (Decrease) in Other Short-Term Debt                                 67,003       (1,658)      51,047
Net Increase (Decrease) in FHLB Borrowings, Callable 2/97                       (45,000)      45,000         --
Net Increase in Repurchase Agreements Long-Term                                  63,466         --           --
Net Increase in Other Long-Term Debt                                             76,105       25,100          929
Increase in Corporation-Obligated Mandatorily Redeemable Capital Securities      50,000         --           --
Cash Dividends                                                                   (6,906)      (5,867)      (4,217)
Cash Paid in Lieu of Common Stock at Acquisition                                    (12)      (2,298)        --
Net Expenses Incurred for Debenture Conversion                                      --          --            (32)
Proceeds From Issuance of Common Stock, Net of Amortization                       1,874        1,290          673
                                                                              ---------    ---------    ---------

Net Cash Provided by Financing Activities                                       338,693      219,041      120,890
                                                                              ---------    ---------    ---------


Net Increase (Decrease) in Cash and Cash Equivalents                             (5,919)      (3,096)      16,895
Cash and Cash Equivalents at Beginning of Year                                   58,265       61,361       44,466
                                                                              ---------    ---------    ---------

Cash and Cash Equivalents at End of Year                                      $  52,346    $  58,265    $  61,361
                                                                              =========    =========    =========





See Notes to Consolidated Financial Statements.

                MAINSTREET FINANCIAL CORPORATION AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                 December 31, 1997 and 1996 and For Each of the
                Three Years in the Period Ended December 31, 1997

NOTE 1 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation. The consolidated financial statements include the accounts of MainStreet Financial Corporation and its subsidiaries (MainStreet). All significant intercompany accounts and transactions have been eliminated. The financial statements and footnotes also include Regency Financial Shares, Incorporated which was acquired March 10, 1998 and accounted for using the pooling of interest method of accounting.

Cash Equivalents. For purposes of the Statement of Cash Flows, MainStreet considers all Cash and Due From Bank accounts and Federal Funds Sold to be cash equivalents.

Mortgage Loans Held for Sale. Mortgage loans held for sale are carried at the lower of aggregate cost or market value. Adjustments to market and realized gains and losses are classified as other income in the accompanying consolidated statements of income.

Loan Servicing. Mortgage loans serviced for others are not included in the accompanying consolidated statements of condition. The unpaid principal balances of mortgage loans serviced for others was $89,511,000, $89,599,000 and $97,639,000 at December 31, 1997, 1996 and 1995, respectively. Beginning January 1, 1996, MainStreet adopted Statement of Financial Accounting Standards (SFAS) No. 122, "Accounting for Mortgage Servicing Rights". The effect of SFAS No. 122, superseded by SFAS No. 125, was immaterial for 1997 and 1996.

Securities. MainStreet classifies and accounts for its investments in debt and equity securities as follows:

- Debt securities that MainStreet has the positive intent and ability to hold to maturity are classified as held to maturity securities and reported at amortized cost.
- Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in earnings. MainStreet does not currently engage in any securities trading activity.
 - Debt and equity securities not classified as either held to maturity securities or trading securities are classified as securities available for sale and reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of shareholders' equity, net of taxes.

Securities are classified at purchase date under the specific identification method.

Gains and losses on securities sales are recognized in the period in which incurred. Amortization and accretion of premiums and discounts are included in income over the contractual life of the securities.

Loans. Interest on loans is computed by methods which generally result in level rates of return on principal amounts outstanding. Loans are placed on nonaccrual status when it becomes probable that the borrower will have difficulty meeting either interest or principal payments and the loan is not in the process of collection and is not well collateralized. For loans placed on nonaccrual, all interest accrued in the current fiscal year is reversed against income while prior year accrued interest is charged against the allowance for loan losses. For payments on nonaccrual loans and impaired loans, amounts are applied first as a recovery of principal and then as interest under the cost recovery method.

MainStreet collectively reviews for impairment all consumer loans, single family loans and performing multi-family and non-residential real estate loans, excluding loans which have entered into the "workout process". MainStreet considers a loan to be impaired when, based upon current information and events, it believes it is probable that MainStreet will be unable to collect all amounts due according to the contractual terms of the loan agreement. MainStreet's impaired loans include nonaccrual loans (excluding those collectively reviewed for impairment), troubled debt restructurings, and certain other nonperforming loans. For collateral dependent loans, MainStreet bases the measurement of these impaired loans on the fair value of the loan's collateral properties. For all other loans, MainStreet bases the measurement of these impaired loans on the more readily determinable of the present value of expected future cash flows discounted at the loan's effective interest rate or the observable market price. Impairment losses are recognized through an increase in the allowance for loan losses and a corresponding charge to the provision for loan losses. Adjustments to impairment losses due to changes in the fair value of impaired loans' collateral properties are included in the provision for loan losses. When an impaired loan is either sold, transferred to other real estate owned or written down, any related valuation allowance is charged off against the allowance for loan losses.

Securities Sold Under Repurchase Agreements. Securities sold under agreements to repurchase are treated as collateralized financing transactions and are recorded at the amounts at which securities were sold. It is MainStreet's policy to maintain control of the securities sold under these agreements.

Loan Fees and Cost. Loan origination and commitment fees and certain direct origination costs are deferred and are amortized over the contractual life of the related loans using the level yield method.

Other Real Estate Owned. Other real estate owned comprises properties acquired through foreclosure proceedings or acceptance of a deed in lieu of foreclosure. The properties are carried at the lower of cost or fair market value less selling costs, based on appraised value. Loan losses arising from the acquisition of such properties are charged against the allowance for loan losses. Any subsequent write-downs are charged to expense.

Allowance for Loan Losses and Valuation of Real Estate Owned. An allowance for loan losses is maintained in order to provide for losses in collection of loans that can be currently estimated. The level of the allowance for loan losses is based upon the quality of the loan portfolios as determined by management after consideration of historical loan loss experience, diversification as to the type of loans in the portfolios, the amount of collateralized as compared to uncollateralized loans, banking industry standards and averages, and general economic conditions. In connection with the determination of the allowance for loan losses and the valuation of real estate owned, management obtains independent appraisals for significant properties. Management believes that the allowance for loan losses and the valuation of real estate owned are adequate. While management uses available information to recognize losses on loans and real estate owned, future additions to the allowance for loan losses and additional write-downs in the valuation of real estate owned may be necessary based on changes in economic conditions.

Bank Premises and Equipment. Bank premises and equipment are stated at cost less accumulated depreciation and amortization. Provisions for depreciation are computed using the straight-line and accelerated methods over estimated useful lives of 30 to 50 years for building shells, 5 to 15 years for building components and 3 to 10 years for furniture and equipment. Leasehold improvements are amortized using the straight-line method over the shorter of the estimated useful lives or the terms of the related leases. Maintenance, repairs and minor improvements are charged to operations as incurred, and significant improvements are capitalized. Any gains or losses on disposition are reflected in operations.

Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Income Per Share. The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards (SFAS) No. 128, "Accounting for Earnings Per Share". This new standard requires dual presentation of basic and diluted earnings per share (EPS) on the face of the statements of income and requires a reconciliation of the numerators and denominators of the basic and diluted EPS calculations. The Bank adopted SFAS No. 128 retroactively during 1997, to all periods presented. Basic income per share is calculated based on the weighted average number of shares of common stock outstanding during each period. Diluted income per share is computed using weighted average shares outstanding adjusted to reflect the dilutive effect of all potential common shares that were outstanding during the period. For 1995, diluted income per share also included the effect of the weighted average number of shares that would result from assuming that all of the 7% convertible subordinated debentures were converted into common stock at the conversion price of $9.10 as of the issuance date. These debentures were called in 1995. For the purposes of calculating diluted income per share for 1995, net income was increased by eliminating interest expense and amortization of debt issuance expense, less the related tax effect relating to the debentures. Stock options outstanding have been considered common stock equivalents for 1997, 1996 and 1995. Share and per share data has been restated to reflect the stock split effected in March 1996.

New Accounting Pronouncements. In June of 1997, the Financial Accounting Standards Board issued two new Statements of Financial Accounting Standards
(SFAS), No. 130, "Reporting of Comprehensive Income" and No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS No. 130, "Reporting of Comprehensive Income," establishes standards of reporting and displaying comprehensive income and its components. This standard will be effective for MainStreet's 1998 fiscal year. MainStreet will comply with the standard's required disclosures. SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," establishes guidelines in reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This standard will be effective for MainStreet's 1998 fiscal year. MainStreet will comply with the standard's required disclosures. The adoption of these two standards will have no material effect on net income or financial position.

On June 15, 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (FAS 133). FAS 133 is effective for all fiscal quarters of all fiscal years beginning after June 15, 1999 (January 1, 2000 for MainStreet). FAS 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction. Currently, MainStreet does not have any investments in derivative instruments or any hedging activities.

Trust. Trust income is recognized on the accrual basis of accounting and assets held by Trust in a fiduciary or agency capacity are not included in the Consolidated Financial Statements as they are not assets of MainStreet.

Amortization of Intangibles. Identified intangible assets and the excess of cost over the fair value of net tangible and identified intangible assets acquired are included in other assets in the consolidated balance sheets and are being amortized over periods ranging from three to twenty years, using accelerated and straight-line methods. Net intangible assets amounted to $ .7 million and $1.0 million at December 31, 1997 and 1996, respectively.

Supplemental Cash Flow Information. Total interest paid in cash was $60.1 million, $46.1 million and $39.7 million for the years ended December 31, 1997, 1996 and 1995, respectively. Cash paid for income taxes was $8.9 million, $9.5 million and $5.3 million for the years ended December 31, 1997, 1996 and 1995, respectively. Repossessed and foreclosed properties transferred to Other Real Estate Owned and Other Assets from Loans amounted to $3.7 million, $3.2 million and $1.2 million in 1997, 1996 and 1995, respectively. During 1995, debentures in the amount of $8,918,000 were converted into 979,820 shares of common stock and are included as noncash financing activities. Unrealized gains on securities of $4.8 million and $1.2 million are included as noncash investing activities in 1997 and 1996, respectively. During 1997, stock awards were granted with unearned compensation at December 31, 1997 and 1996 of $176 thousand and $338 thousand, respectively, and are included as noncash financing activities.

Reclassifications. Certain reclassifications have been made to the prior years' financial statements to conform to the 1997 presentation.

Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets. In the event that facts and circumstances indicate that the cost of the Corporation's long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated future undiscounted cash flows associated with the asset would be compared to the assets carrying amount to determine if a write-down to market value or discounted cash flow value is required.

NOTE 2 - MERGERS AND ACQUISITIONS

During 1997, MainStreet acquired Commerce Bank Corporation ("Commerce") in a transaction accounted for as a pooling of interests which was effective December 1, 1997.

The acquisition of Commerce was completed by converting the 192,216 shares of Commerce common stock outstanding and the 30,984 shares of Commerce preferred stock outstanding into approximately 459,569 shares of MainStreet common stock based on a 2.059 exchange ratio. The 86,505 Commerce warrants outstanding were converted into approximately 113,148 shares of MainStreet common stock based on a 1.308 exchange ratio. Approximately $12 thousand in cash was paid in lieu of fractional shares.

At December 31, 1997, MainStreet had an acquisition pending with Regency Financial Shares, ("Regency"), which was completed in the first quarter of 1998. This acquisition was accounted for using the pooling of interests method of accounting. These consolidated statements have been restated from the financial statements originally filed by MainStreet for fiscal year 1997 to include the effect of pooling Regency for all periods presented. Under the terms of the agreement with Regency, each shareholder of Regency common stock was to receive the equivalent of $13.00 per share for each share held of Regency stock. This resulted in an exchange ratio of .474 shares of Registrant's common stock for each share of Regency stock. Each Regency director was to receive the difference between the exercise price per option and $13.00. This resulted in respective exchange ratios of .237 and .219 shares of MainStreet's common stock for each Regency director option, taking into consideration exercise prices of $6.50 and $7.00, respectively. Each fractional share resulting from the conversion was settled at $27.42 per share. The outstanding 1,430,134 shares of Regency common stock, and the outstanding 5,500 directors' options were exchanged for approximately 678,993 shares of MainStreet's common stock.

Separate results of the pooled entities for the nine months ended September 30, 1997 and for the years ended December 31, 1996 and 1995 are as follows:

                       September 30, 1997           1996               1995
                       ------------------           ------            ------
                         (unaudited)
Total Income
   MainStreet           $ 91,269                  $104,330           $89,695
   Commerce                4,270                     5,488             4,788
   Regency                 4,516                     5,587             5,124
                        --------                  --------           -------
   Combined             $100,055                  $115,405           $99,607
                        ========                  ========           =======

Net Interest Income
   MainStreet           $ 40,025                  $50,447            $44,412
   Commerce                2,305                    2,979              2,598
   Regency                 2,334                    3,035              2,804
                        --------                  -------            -------
   Combined             $ 44,664                  $56,461            $49,814
                        ========                  =======            =======

Net Income
   MainStreet           $ 12,982                  $15,733            $13,492
   Commerce                  571                      920                638
   Regency                    71                      744                704
                        --------                  -------            -------
   Combined             $ 13,624                  $17,397            $14,834
                        ========                  =======            =======


At December 31, 1997, MainStreet had an acquisition pending with Tysons Financial Corporation, ("Tysons"), which was completed within the first quarter of 1998. This acquisition was accounted for as a purchase. Under the terms of the agreement with Tysons, each shareholder of Tysons common stock was to receive the equivalent of $14.50 per share of MainStreet stock for each share held of Tysons stock. This resulted in an exchange ratio of .527 shares of MainStreet's common stock for each share of Tysons stock. Also under terms of the agreement, MainStreet agreed to purchase Tysons' outstanding directors' warrants for the difference between the exercise price per warrant and $14.50. The warrants initially were converted into Tysons' common stock. After this initial conversion, the common stock exchange ratio, .527, was applied. In addition, MainStreet agreed to purchase Tysons' directors' options for the difference between the exercise price per option and $14.50 in MainStreet common stock. The outstanding directors' options were at exercise prices of $9.125 and $12.50 and resulted in an exchange ratio of .193 and .073, respectively. The outstanding shares of Tysons common stock, directors' warrants, and directors' options of Tysons were exchanged for approximately 611,175 shares of MainStreet's common stock.

On March 11, 1998, MainStreet announced an agreement to acquire Ballston Bancorp, Inc. ("Ballston"), subject to regulatory approval and approval by the shareholders of Ballston and certain other specified conditions which was completed July 17, 1998. Under terms of the agreement, each shareholder of Ballston common stock was to receive the equivalent of $12.04 per share for each share held of Ballston stock. This resulted in an exchange ratio of .4310 shares of MainStreet's common stock for each share of Ballston stock. The outstanding 1,619,474 shares of Ballston were exchanged for approximately 697,938 shares of MainStreet's common stock. This acquisition, because of its immaterial size, is not being restated at this time.

On August 26, 1998, MainStreet executed a definitive agreement with BB&T Corporation (BB&T), in which MainStreet will be acquired by BB&T. The transaction will be a stock for stock exchange in which 1.18 shares of BB&T stock will be exchanged for each share of MainStreet common stock. Based upon a BB&T closing price of $32.94 on August 25, 1998, the transaction will be valued at approximately $554.3 million or $38.87 per MainStreet share. The transaction is subject to both regulatory and MainStreet shareholder approval and will be accounted for as a pooling of interests. MainStreet and its subsidiaries, in the normal course of business, are involved in various legal actions and proceedings. It is the opinion of management that any liabilities arising from these matters and not covered by insurance, would not have a material effect on MainStreet's financial position.

MainStreet and its subsidiaries, in the normal course of business, are involved in various legal actions and proceedings. It is the opinion of management that any liabilities arising from these matters and not covered by insurance, would not have a material effect on MainStreet's financial position.

NOTE 3 - SECURITIES AVAILABLE FOR SALE

The following sets forth the composition of securities available for sale at December 31, 1997 and 1996:


                                                                                 1997
                                                      ------------------------------------------------------------
                                                                          Gross         Gross
                                                       Amortized        Unrealized    Unrealized      Approximate
                                                         Cost             Gains         Losses        Market Value
                                                      --------        --------        --------         --------
U. S. Treasury Securities                             $ 19,361        $     65        $     (8)        $ 19,418
Obligations of U. S. Government Agencies                41,014             183            (203)          40,994
Mortgage Backed Securities                             374,047           2,996            (236)         376,807
Collateralized Mortgage Obligations and REMICs         189,967           1,114            (495)         190,586
Corporate Bonds                                         36,153             633             (16)          36,770
Other Securities                                        13,933             172            --             14,105
Obligations of State and
   Political Subdivisions                               14,718             559            --             15,277
                                                      --------        --------        --------         --------
   Total Securities Available for Sale                $689,193        $  5,722        $   (958)        $693,957
                                                      ========        ========        ========         ========




                                                                                  1996
                                                       -------------------------------------------------------------
                                                                         Gross          Gross
                                                       Amortized       Unrealized      Unrealized       Approximate
                                                          Cost            Gains        Losses          Market Value
                                                       ---------        --------        --------         --------


U. S. Treasury Securities                              $ 16,005        $     99        $    (19)        $ 16,085
Obligations of U. S. Government Agencies                 37,905              66            (473)          37,498
Mortgage Backed Securities                              218,451           2,236            (164)         220,523
Collateralized Mortgage Obligations and REMICs           48,601              36          (1,303)          47,334
Corporate Bonds                                          12,240             364             (78)          12,526
Other Securities                                          9,588             132            --              9,720
Obligations of State and Political Subdivisions           9,398             319              (5)           9,712
                                                       --------        --------        --------         --------
   Total Securities Available for Sale                 $352,188        $  3,252        $ (2,042)        $353,398
                                                       ========         ========        ========        ========







As permitted under Financial Accounting Standards Board Statement No. 115, MainStreet transferred securities with net book values of approximately $11.8 million and $13.8 million from the held to maturity portfolio to the available for sale portfolio upon acquisition of Commerce and Hanover, respectively. The unrealized net loss on these securities at acquisition was approximately $26 thousand and $66 thousand, respectively.

The amortized costs and approximate market values of securities available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                    Amortized      Approximate
                                                      Cost        Market Value
                                                    ---------     ------------
Due in one year or less                             $ 17,186        $ 17,710
Due after one year but within five years              35,817          35,664
Due after five years but within ten years             24,480          24,734
Due after ten years                                   47,696          48,456
Mortgage-Backed Securities                           374,047         376,807
CMOs/REMICs                                          189,967         190,586
                                                    --------        --------

   Total Securities Available for Sale              $689,193        $693,957
                                                    ========        ========



Gross gains of  $1,398,000,  $864,000  and $81,000 and gross losses of $497,000,
$295,000 and $64,000 were realized on sales and calls of securities available for sale for 1997, 1996 and 1995, respectively. Securities available for sale with carrying values approximating $294 million and $164 million at December 31, 1997 and 1996, respectively, were pledged to secure public deposits, debt and for other purposes as required or permitted by law.

NOTE 4 - SECURITIES HELD TO MATURITY

The amortized costs and approximate market values and gross unrealized gains and losses of securities held to maturity at December 31, 1997 and 1996 are as follows:




                                                                                1997
                                                       ----------------------------------------------------------
                                                                         Gross         Gross
                                                       Amortized      Unrealized     Unrealized      Approximate
                                                         Cost           Gains         Losses        Market Value
                                                        --------       -------        -------         -------

Obligations of U. S. Government Agencies               $12,347        $   745        $   (51)        $13,041
Mortgage Backed Securities                              22,917            455            (63)         23,309
Obligations of State and Political Subdivisions         36,979          1,011            (19)         37,971
                                                       --------       -------        -------         -------


Total Securities Held to Maturity                      $72,243        $ 2,211        $  (133)        $74,321
                                                       =======        =======        =======         =======





                                                                                     1996
                                                       ----------------------------------------------------------
                                                                         Gross           Gross
                                                        Amortized      Unrealized     Unrealized       Approximate
                                                          Cost           Gains         Losses         Market Value
                                                        --------       -------        ---------       -------------

U. S. Treasury Securities                              $  9,897        $      4        $    (12)        $  9,889
Obligations of U. S. Government Agencies                 19,379           1,212            (142)          20,449
Mortgage Backed Securities                               27,495             521            (286)          27,730
Obligations of State and Political Subdivisions          41,151             977             (96)          42,032
                                                       --------        --------        --------         --------


    Total Securities Held to Maturity                  $ 97,922        $  2,714        $   (536)        $100,100
                                                       =========       ========        ========         ========






At December 31, 1994, MainStreet transferred securities available for sale with an approximate market value of $72.5 million and a carrying value of $76.5 million to securities held to maturity. The unrealized loss of approximately $4,038,000, included as a separate component of shareholders equity, is being amortized over the remaining life of the securities. At December 31, 1997 this unrealized loss was $.7 million. During the fourth quarter of 1995, the Financial Accounting Standards Board allowed all institutions a one time opportunity to restructure their investment portfolios under the designations of SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities." Management took advantage of this opportunity by redesignating $35.7 million of "held to maturity" as "available for sale" without any penalty or tainting of the remaining "held to maturity" portfolio. These securities transferred had a net unrealized gain of approximately $279 thousand.

The amortized costs and approximate market values of securities held to maturity at December 31, 1997, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                   Amortized       Approximate
                                                     Cost         Market Value
                                                   ---------      ------------

Due in one year or less                            $  2,770          $  2,800
Due after one year but within five years             22,011            22,570
Due after five years but within ten years            18,398            19,305

Due after ten years                                   6,147             6,337
Mortgage-Backed Securities                           22,917            23,309
                                                   ---------         --------

                                                   $ 72,243          $ 74,321
                                                   =========        =========



Gross gains of $32,000, $63,000, and $31,000 and gross losses of $7,000, $13,000, and $5,000 were realized on calls of securities held to maturity for 1997, 1996, and 1995, respectively. Securities with carrying values approximating $55 million and $43 million at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes as required or permitted by law.

NOTE 5 - LOANS AND ALLOWANCE FOR LOAN LOSSES

Major  classifications  of loans at December  31,  1997 and 1996 are  summarized below:
                                                         1997             1996
                                                         ----             ----

Commercial                                             $ 451,916      $ 414,119
Real Estate                                              234,694        224,100
Consumer                                                 251,538        254,051
                                                       ---------      ---------
   Total Loans                                           938,148        892,270
   Less:  Unearned Income and Deferred Fees              (12,430)       (14,110)
                                                       ---------      ---------
     Loans, Net of Unearned Income and Deferred Fees     925,718        878,160
   Less:  Allowance for Loan Losses                      (12,375)       (11,496)
                                                       ---------      ---------

     Loans, Net                                        $ 913,343      $ 866,664
                                                       =========      =========



A summary of changes in the allowance for loan losses for each of the three years in the period ended December 31, 1997 follows:


                                           1997        1996          1995
                                           ----        ----          ----



Balance at Beginning of Year            $11,496     $10,129       $10,015
Provision for Loan Losses                 4,652       3,510         1,813
Losses Charged to Allowance              (4,596)     (3,256)       (2,133)
Recoveries Credited to Allowance            823       1,113           434
                                        -------       -----       -------
Balance at End of Year                  $12,375     $11,496       $10,129
                                        =======     =======       =======




Nonperforming assets at December 31, 1997 and 1996 are as follows:

                                                           1997           1996
                                                           ----           ----


Nonaccrual Loans                                        $3,934          $3,291
Loans Past Due 90 Days or More                           3,764           3,148
                                                        ------           -----
Total Nonperforming Loans                                7,698           6,439
                                                        ------          ------
Other Real Estate Owned                                  1,424             905
Other Repossessed Assets                                   190             169
                                                        ------          ------
Total Foreclosed/Repossessed Assets                      1,614           1,074
                                                        ------          ------
    Total Nonperforming Loans and Foreclosed/

    Repossessed Assets                                  $9,312          $7,513
                                                        ======          ======



Nonperforming loans were .83% and .73% of loans, net of unearned income and deferred fees, at December 31, 1997 and 1996, respectively.

The effect of nonaccrual loans on interest income was as follows:


                                                      1997          1996           1995
                                                      ----          ----           ----
Gross amount of interest that would have been

     recorded at original rate                       $ 446         $ 482         $ 337
Interest that was reflected in income                  (34)         (253)          (36)
                                                     -----         -----         -----
Net impact on interest income                        $ 412         $ 229         $ 301
                                                     =====         =====         =====





At December 31, 1997 and 1996, the recorded investment in loans which have been identified by MainStreet as impaired loans in accordance with SFAS 114 totaled $3.6 million and $3.3 million, respectively, and the total allowance for loan losses related to such loans was $.6 million and $.4 million, respectively. The average balance during 1997, 1996 and 1995 for impaired loans was approximately $4.2 million, $2.8 million and $3.8 million, respectively. The total interest income related to impaired loans reflected in the 1997, 1996 and 1995 statements of income was approximately $20,000, $248,000 and $6,000, respectively.

NOTE 6 - RELATED PARTY TRANSACTIONS

Directors, officers and related interests provide the subsidiary Banks with substantial amounts of business and many are among its most significant depositors and borrowers. Total amounts outstanding for all such loans that exceeded $60,000 individually are summarized below:

                                     1997             1996
                                     ----             ----


Balance at Beginning of Year        $ 33,179         $ 30,405
Additions                             14,912           14,696
Payments                             (19,144)         (11,922)
                                    --------         --------
Balance at End of Year              $ 28,947         $ 33,179
                                    ========         ========



These loans, in the opinion of management, involve no more than normal risk of collectibility. Total unfunded commitments at December 31, 1997 were $6.9 million.


NOTE 7 - BANK PREMISES AND EQUIPMENT

Bank premises and equipment at December 31, 1997 and 1996 consist of:

                                                 1997                1996
                                                 ----                ----


Land                                             $  2,515         $  2,470
Buildings and Improvements                         12,485           12,595
Capital Lease                                         193              243
Furniture and Equipment                            20,473           22,937
Construction in Progress                            1,743               88
Leasehold Improvements                              1,353            1,269
                                                 --------         --------
                                                   38,762           39,602
Accumulated Depreciation and Amortization         (21,759)         (23,373)
                                                 --------         --------


Total Bank Premises and Equipment                $ 17,003         $ 16,229
                                                 ========         ========



NOTE 8 - INCOME TAXES

The components of income tax expense for the years ended December 31, 1997, 1996 and 1995 are as follows:


                                         1997          1996             1995
                                         ----          ----              ----


Current Tax Expense                   $ 8,976         $ 8,556         $ 5,677
Deferred Tax Expense (Benefit)           (824)           (503)            620
                                      -------         -------         -------
Income Tax Expense                    $ 8,152         $ 8,053         $ 6,297
                                      =======         =======         =======



The reasons for the differences in income tax expense and the statutory Federal income tax rate for the years ended 1997, 1996 and 1995 are as follows:


                                            1997          1996            1995
                                            ----          ----            ----


Federal Income Tax Expense Rate             35.0%         35.0%         35.0%
Tax Exempt Interest                         (3.6)         (3.7)         (4.7)
Change in Marginal Tax Rate                   --           (.5)         (1.1)
Acquisition Costs                            1.0            .9            --
Other                                        (.1)          (.1)           .6
                                            ------      -------       --------
         Effective Income Tax Rate          32.3          31.6%         29.8%
                                            ======      =======       ========






The components of net deferred tax assets at December 31, 1997 and 1996 are presented below:

                                                                1997            1996
                                                               ------          ------
Deferred Tax Assets:

Allowance for Loan Losses and Unearned Fees                     $4,635        $4,166
Other Real Estate Owned                                             28             1
Intangibles                                                        949           967
Interest Earned Not Collected on Nonaccrual Loans Not
     Recognized for Financial Reporting Purposes                   216           116
Securities Available for Sales, Due to Unrealized Losses          --              12
Miscellaneous Accruals not Deductible for Tax Purposes           1,237           921
Net Operating Loss                                                  79          --
                                                                ------        ------
Total Gross Deferred Tax Assets                                  7,144         6,183

Deferred Tax Liabilities:

Bank Premises and Equipment                                        368           386
Securities, Due to Differences in Discount Accretion               339           243
Prepaid Expenses, Principally Due to Deduction Taken for

     Tax Purposes                                                  227           275
Unrealized Gain on Securities Available for Sale                 1,436            99
Other                                                              371           252
                                                                ------        ------
Total Gross Deferred Liabilities                                 2,741         1,255
                                                                ------        ------
Net Deferred Tax Assets                                         $4,403        $4,928
                                                                ======        ======


NOTE 9 - SHORT-TERM DEBT

At December 31, 1997 and 1996, short-term debt consists of the following:

                                     1997             1996
                                     ----             ----

Corporate Cash Management          $ 30,195        $ 23,506
Federal Funds Purchased              38,000          23,200
Repurchase Agreements               213,871         145,356
Treasury Tax and Loan Notes          20,572           6,408
FHLB Borrowings                      61,000          27,350
Other Borrowings                       --             2,300
                                   --------        --------
     Total Short-Term Debt         $363,638        $228,120
                                   ========        ========


The average outstanding total short-term borrowings were $301.4 million, $131.5 million and $67.9 million for 1997, 1996 and 1995, respectively. The weighted average interest rates were 5.5%, 5.03% and 5.31% for 1997, 1996 and 1995, respectively. The weighted average interest rates in effect at year end were 5.69%, 5.42% and 5.52% at December 31, 1997, 1996 and 1995, respectively.

The maximum month-end balance of short-term debt was $363.4 million and $241.1 million for 1997 and 1996, respectively. Securities held to maturity and securities available for sale were pledged as collateral for securities sold under repurchase agreements.


NOTE 10 - LONG-TERM DEBT

At December 31, 1997 and 1996, long-term debt consists of the following:

                                   1997             1996
                                   ----             ----

FHLB Borrowings                  $101,936        $ 70,786
Repurchase Agreements              63,466            --
Capital Lease                         198             243
                                 --------        --------
     Total Long-Term Debt        $165,600        $ 71,029
                                 ========        ========


The average outstanding total long-term borrowings were $71.6 million, $58.7 million and $.7 million for 1997, 1996 and 1995, respectively. The weighted average interest rates were 5.63%, 5.38% and 7.75% for 1997, 1996 and 1995, respectively. The weighted average interest rates in effect at year end were 5.64%, 5.07% and 7.75% for 1997, 1996 and 1995, respectively. The maximum month-end balance of long-term debt was $165.6 million and $70.9 million for 1997 and 1996, respectively.

Long-term FHLB borrowings consist of fixed and variable rate instruments. Of the fixed rate borrowings which have principal reductions (PRC), $4.0 million have quarterly principal reductions, while the remaining $.6 million has semi-annual principal reductions. The rates charged on the variable rate instruments which reprice quarterly are tied to the three-month LIBOR less twenty-two basis points. The rates charged on the variable rate instruments which reprice monthly are tied to the one-month LIBOR less fifteen basis points. The following table details the maturity and repricing information of these FHLB borrowings:



                                                          Original         Repricing           Balance
                                Maturity Date               Term           Frequency         Outstanding
                                -------------              ------          ---------         -----------
     Variable Rate             May 22, 2000                3 years          Monthly            $ 27,350
     Variable Rate             April 9, 2001               4 years          Quarterly            45,000
     Fixed Rate - PRC          April 17, 2002              7 years             N/A                  643
     Fixed Rate                December 16, 2002           5 years             N/A               25,000
     Fixed Rate - PRC          July 14, 2002               7 years             N/A                  579
     Fixed Rate - PRC          December 11, 2017          20 years             N/A                3,364




The long-term repurchase agreements are all fixed rate instruments with original terms of 5 years. They are scheduled to mature in December, 2002 and are callable in December, 1999. The capital lease of $.2 million matures October 31, 2001 and interest is calculated based on a fixed rate.

The principal payments on long-term debt are as follows:


    Within         After 1 Year But    After 2 Years But      After 3 Years But     After 4 Years But          After
    1 Year          Within 2 Years      Within 3 Years         Within 4 Years        Within 5 Years           5 Years
-------------      ----------------    ------------------     ------------------     ----------------        -----------
$    340            $     351              $     362               $     359            $     249            $  3,123

NOTE 11 -  SECURITIES SOLD UNDER AGREEMENTS TO REPURCHASE

The following table shows the maturities of the repurchase agreements at December 31, 1997:


         Up to 30 Days            30 to 90 Days                    Over 90 Days
--------------------------    ------------------------      -------------- -----------
    Amount       Rate          Amount         Rate             Amount         Rate
------------  -----------     ----------    ----------      ----------      ----------
$ 24,253         5.85%        $ 21,987         5.85%          $ 16,000        5.51%
  12,473         6.10            9,130         5.86             20,000        5.64
  74,411         6.13           16,993         5.88             27,466        5.66
  37,254         6.25           17,370         5.91               ---         ---
--------                      --------                         -------
$148,391                      $ 65,480                        $ 63,466
========                      ========                        ========





The following table shows the securities underlying the repurchase agreements at December 31, 1997 in their corresponding maturity categories:


                                                       Up to 30 days                  30 to 90 Days
                                              ------------------------------   ----------------------------
                                               Amortized      Approximate      Amortized    Approximate
                                                  Cost       Market Value        Cost       Market Value
                                              ----------     ------------    -----------    ------------

Obligations of U.S. Government Agencies        $    788        $    790        $  2,300        $  2,286
Mortgage Backed Securities                      104,732         105,295          55,330          55,934
Collateralized Mortgage Obligations
     and REMICs                                  44,584          45,004           8,994           9,010
                                               --------        --------        --------        --------

                                               $150,104        $151,089        $ 66,624        $ 67,230
                                               ========        ========        ========        ========






                                                        Over 90 Days                 Total Securities
                                              ------------------------------   ----------------------------
                                               Amortized       Approximate     Amortized     Approximate
                                                 Cost         Market Value        Cost       Market Value
                                               ----------     ------------    -----------    ------------
Obligations of U.S. Government Agencies        $   --          $   --          $  3,088        $  3,076
Mortgage Backed Securities                       63,869          64,010         223,931         225,239
Collateralized Mortgage Obligations
     and REMICs                                   4,623           4,637          58,201          58,651
                                               --------        --------        --------        --------

                                               $ 68,492        $ 68,647        $285,220        $286,966
                                               ========        ========        ========        ========

There were no maturities of repurchase agreements or their underlying securities within the overnight or demand categories.

NOTE 12 -   REDEMPTION OF 7% CONVERTIBLE SUBORDINATED DEBENTURES

On September 12, 1995, MainStreet called for redemption on October 13, 1995 all of its outstanding 7% Convertible Subordinated Debentures Due 2011 (the "debentures"). At such date, $8,043,000 principal amount of Debentures were outstanding. The redemption price was $1,014.00 plus accrued interest of $34.61 from April 15, 1995 to the redemption date, for a total of $1,048.61 for each $1,000 of principal amount of Debentures. No interest would accrue on the Debentures from and after October 13, 1995 and holders of outstanding Debentures would not have any rights as such holders other than the right to receive the redemption price, without additional interest, upon surrender of their Debentures. All debentures were converted into 883,678 shares of the MainStreet's common stock which were subsequently registered with the Securities and Exchange Commission.


NOTE 13 - CORPORATION-OBLIGATED MANDATORILY REDEEMABLE CAPITAL SECURITIES

In November 1997, MainStreet Financial Corporation created a Delaware statutory business trust subsidiary ("MainStreet Capital Trust I") which issued corporation-obligated mandatorily redeemable capital securities ("trust securities") in the amount of $50 million to qualified institutional investors, and $1.5 million in trust common securities to the Corporation. The trust securities have a maturity of thirty years, pay dividends at the rate of 8.9%, and may be treated as Tier I capital for regulatory purposes. MainStreet Capital Trust I, then in turn, used the proceeds from the sale of the trust securities to acquire Junior Subordinated Debentures of the Corporation which have the same rate, payment of dividends and maturity. Holders of the trust securities are entitled to receive preferential cash dividends accumulating from the date of original issuance, November 19, 1997, and payable semi-annually in arrears on the first day of June and December of each year. The proceeds from the Junior Subordinated Debentures of the Corporation will be used for general corporate purposes, including, without limitation, increasing the Corporation's investment in the Banks for the possible acquisition of additional branch facilities, the financing of one or more future acquisitions by the Corporation and the funding of repurchases of the Corporation's common stock, which may be made from time to time. Initially, the net proceeds were invested in available for sale securities.


NOTE 14 - INCOME PER SHARE

The following tables reconcile the numerator and denominator of the basic and diluted computations for net income per share for the years ended December 31, 1997, 1996 and 1995.



                                                                                        1997
                                                          ------------------------------------------------------------
                                                               Income                 Shares                Per Share
                                                             (Numerator)            (Denominator)             Amount
                                                          ----------------         --------------           ----------
Basic EPS

     Income available to common shareholders               $    17,098               $   12,602              $   1.36
                                                                                                             ========
     Effect of Stock Options                                       ---                       39
                                                           -----------               ----------


Diluted EPS
     Income available to common
         shareholders and assumed conversions              $    17,098              $    12,641               $  1.35
                                                           ===========              ===========               =======



                                                                                        1996
                                                           ------------------------------------------------------------
                                                                Income                 Shares                Per Share
                                                             (Numerator)            (Denominator)             Amount
                                                           ----------------         --------------           ----------
Basic EPS

     Income available to common shareholders               $    17,397               $   12,586              $   1.38
                                                                                                             ========
     Effect of Stock Options                                       ---                       63
                                                           -----------               ----------
Diluted EPS
     Income available to common
         shareholders and assumed conversions              $    17,397               $   12,649              $   1.38
                                                           ===========              ===========               =======




                                                                                            1995
                                                            ------------------------------------------------------------
                                                               Income                 Shares                Per Share
                                                             (Numerator)            (Denominator)             Amount
                                                            ----------------         --------------           ----------
Basic EPS

     Income available to common shareholders               $    14,834               $   11,800              $   1.26
                                                                                                             ========
     Effect of Stock Options                                       ---                      105
     Effect of Debentures                                          310                    1,006
                                                           -----------               ----------

Diluted EPS
     Income available to common

         shareholders and assumed conversions              $    15,144               $   12,911              $   1.17
                                                           ===========              ===========              ========


NOTE 15 - EMPLOYEE BENEFIT PLANS

MainStreet maintains a defined benefit retirement plan ("Pension Plan") for the benefit of its employees (not directors). This was a new plan effective May 1, 1995. The Pension Plan's benefit formulas generally base payments to retired employees upon their length of service and a percentage of qualifying compensation during their final years of employment. The following table sets forth the Pension Plan's funded status and amounts recognized in the consolidated financial statements:



                                                                        December 31     December 31
                                                                           1997             1996
                                                                           ----             ----
Actuarial present value of benefit obligation:
     Accumulated benefit obligation (including vested benefits
     of  $1,751,000 and $1,386,000 in 1997 and 1996, respectively)        $ 2,050         $ 1,558
                                                                          =======         =======

     Projected benefit obligation for service rendered to date            $(3,214)        $(2,257)
     Plan assets at fair value                                              2,876           1,719
                                                                          -------         -------
     Funded status                                                           (338)           (538)


     Unrecognized transition obligation                                       145             146
     Unrecognized prior service costs                                         193             213
     Unrecognized net gain                                                   (246)            (91)
                                                                          -------         -------
     Accrued pension costs                                                $  (246)        $  (270)
                                                                          =======         =======





Net pension cost for the defined benefit plan included the following expense components:


                                                            1997           1996         1995
                                                            ----           ----         ----

   Service cost                                             $ 823           757           455
   Interest cost                                              168           111            61
   Actual Return on Assets                                   (170)         (102)          (70)
   Amortization of transition obligation                       18            29            11
                                                             -----         -----         -----
   Net pension expense included in employee benefits        $ 839         $ 795         $ 457
                                                            =====         =====         =====


The discount rate used in determining the actuarial present value of the projected benefit obligation and the expected long-term rate of return on assets was 7.5% and 8.00%, respectively, in all three years 1997, 1996 and 1995. The assumed rate of increase in future compensation levels used was 5.00%.

Effective October 1, 1995, MainStreet amended its discretionary profit sharing plan. All profit sharing contributions ceased as of September 30, 1995. Contributions continued as a matching of the 401-K deferral plan for the benefit of the employees. Under the amended plan, MainStreet will contribute an amount equal to 50% of the first 6% of the compensation deferred by the employee.

Total profit sharing expense under the ceased plan for 1995 was $565,000. Total expense for the matching 401-K plan was $287,000, $287,000 and $109,000 for 1997, 1996 and 1995, respectively.

Effective January 1, 1992, Regency Financial Shares, Inc. established a 401(k) savings plan. The plan is open to all full-time employees who have completed at least one year of service. The Company matches twenty-five percent of each employee's contribution to the plan up to six percent of that employee's salary. Additionally, the Company makes an annual contribution to the plan equal to three percent of the salaries of eligible employees. The Company contributed $30,000, $27,000 and $24,000 to plan for the years ended December 31, 1997, 1996 and 1995, respectively.

MainStreet provides supplemental executive retirement policies for its senior executive officers. These policies include cash value life insurance and deferred compensation. MainStreet also provides split dollar insurance for certain key executives of the corporation.

In addition to pension and profit sharing plans, there is a health care plan that provides postretirement medical benefits to full-time employees who meet minimum age and service requirements. The plan is contributory with contributions adjusted annually and contains other cost sharing features such as deductibles. MainStreet's policy is to fund the costs of medical benefits in amounts determined at the discretion of management. MainStreet has elected to amortize the initial transition obligation of $1.2 million over 20 years. The following table sets forth the Postretirement Benefit Plans' funded status and amounts recognized in the consolidated financial statements at December 31, 1997 and 1996:

                                                         1997             1996
                                                         ----             ----

Accumulated postretirement benefit obligations:
Retirees                                                $  (867)        $  (817)
Fully eligible active plan participants                  (1,084)           (779)
                                                        -------         -------
Accumulated postretirement benefit obligation
     at December 31, 1997 and 1996                       (1,951)         (1,596)
Plan assets at fair value at December 31, 1997
     and 1996                                              --              --
                                                        -------         -------
Accumulated postretirement benefit obligation in
     excess of plan assets                               (1,951)         (1,596)
Unrecognized transition obligation                          903             963
Unrecognized net (gain) loss                                233             (19)
                                                        -------         -------
Accrued postretirement benefit costs included in
     other liabilities                                  $  (815)        $  (652)
                                                        =======         =======



Net periodic postretirement benefit costs for 1997, 1996 and 1995 include the following components:




                                                  1997        1996          1995
                                                  ----        ----          ----
Service cost                                     $  80        $  61         $  51
Interest cost                                      120           79            82
Amortization of transition obligation               60           60            61
Amortization of net gain                             1           (6)          (14)
                                                 -----        -----         -----
Net periodic postretirement benefit costs        $ 261        $ 194         $ 180
                                                 =====        =====         =====




The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 7.5% for December 31, 1997, 1996 and 1995. For measurement purposes, the assumed health care costs trend rates of increase were 8.00%, 9.00% and 10% for 1997, 1996 and 1995, respectively, with gradually declining percentages to 5.50% by the year 2000 and remaining at that level thereafter. The health care cost trend rate assumption can have a significant effect on the amounts reported; however, for years ended December 31, 1997, 1996 and 1995, the impact on the accumulative postretirement benefit and the net periodic postretirement benefit costs would have been immaterial.

NOTE 16 - STOCK OPTION PLAN

In April 1991, the shareholders approved a stock option plan that had been previously approved by the Board of Directors in November, 1990. The plan, known as the 1990 Plan, gives MainStreet the authorization to issue an additional 250,000 stock options. Each option is accompanied by a Stock Appreciation Right
(SAR) issued in tandem with the option so that the employee may elect to exercise either the option or the SAR, thereby canceling the other. SARs entitle the holder to receive payment equal to the increase in market value of MainStreet's common stock from date of grant to the date exercised.

In June 1994, a stock award of 8,000 shares was granted under the 1990 Plan. In 1996, stock awards were granted for 35,072 and 2,000 shares in January and April, respectively, from this plan. A stock award of 3,000 shares was made from the plan in April 1997. At December 31, 1997, unearned compensation of $176 thousand remained relating to the unvested portion of the stock award granted in January, 1996.

In 1990, the Board of Directors of Hanover adopted a Non-Qualified Stock Option Plan ("Hanover Plan") which provided for incentive stock options to purchase shares of Hanover common stock at the fair value of the common stock at the time of the grant. Upon the acquisition of Hanover by MainStreet, the outstanding options were converted based on the exchange ratio of .884 into options to acquire MainStreet common stock. The maximum number of shares subject to purchase under the plan was 194,480.

In April 1997, the shareholders approved a stock option plan that had been previously approved by the Board on February 26, 1997. This plan, known as the 1997 Plan, permits the grant of options to purchase shares of Common Stock from MainStreet, Stock Appreciation Rights ("SARs"), Stock Awards and/or Performance Shares. A maximum of 550,000 shares are subject to purchase or grant under the plan. At December 31, 1997 there were no grants made from this plan.

On January 1, 1996, MainStreet adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation" ("SFAS 123"). As permitted by SFAS 123, MainStreet has chosen to continue to apply APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related Interpretations in accounting for its Plans. Accordingly, compensation costs were recognized for the liability of the SAR's issued in tandem with the stock options granted, which is the most conservative approach. Had compensation cost for MainStreet's Plans been determined based on the fair value at the grant dates for awards under the Plans consistent with the method of SFAS 123, the impact on MainStreet's net income and net income per share would not have been material. The assumptions used with regard to volatility, dividend rate and risk-free interest rate were 29.138%, 2.2% and 5.680%, respectively.

A summary of the status of MainStreet's Plans as of December 31, 1997, 1996 and 1995 and changes during the years ending on those dates is presented below:



                                                  1997                          1996                             1995
                                                  ----                          ----                             ----
                                                         Weighted                      Weighted                        Weighted
                                                         Average                        Average                       Average
                                         Shares       Exercise Price    Shares       Exercise Price   Shares        Exercise Price
                                        --------      --------------    ------       --------------   -------       ---------------

Outstanding at beginning of year         240,189         $   8.6193    325,152         $   7.8373    351,713         $  7.3302

Granted                                   68,650            18.8376     11,722            12.6902     15,781           12.2457
Exercised                               (110,008)            8.4972    (72,946)            5.9920    (27,737)           7.9296
Forfeited                                   (695)           14.2075    (23,739)           11.0863    (14,605)           9.2628
                                        --------                      --------                       --------
Outstanding at year-end                  198,136            12.2079    240,189             8.3134    325,152            7.4308
                                        =========                     ========                       ========

Options exercisable at year-end          154,536             9.7811    304,576             7.1848    391,223            7.1920
                                        =========                     ========                       =======




The following table summarizes the information about the Plan's stock options at December 31, 1997:



                                                 Options Outstanding                        Options Exercisable
                                   Number      Weighted-Average      Weighted            Number           Weighted
                                Outstanding      Remaining           Average           Exercisable        Average
Range of Exercise Prices        at 12/31/97   Contractual Life    Exercise Price       at 12/31/97     Exercise Price
------------------------       -----------    ----------------    ----------------     -------------   --------------

$4.1176  - 6.983                 58,941          2.66 years        $  4.4655               58,941          $ 4.4655

$10.25 - $11.453                 79,788          4.94 years          11.3099               75,787           11.3658

$19.50                           59,407          9.00 years          19.5000               19,808           19.5000
                                -------                                                   -------

                                198,136                                                   154,536
                                =======                                                   =======



NOTE 17 - PREFERRED SHARE PURCHASE RIGHTS

On January 18,1990, the Board of Directors declared a dividend distribution of one Right for each outstanding share of common stock, payable January 29, 1990 to stockholders of record on that date. Each Right entitles the registered holder to purchase from MainStreet 1/100th of a share of a newly authorized Participating Cumulative Preferred Stock at an exercise price of $24 subject to an antidilutive adjustment. Each unit of Preferred Stock is structured to be the economic equivalent of one share of Common stock. The Rights will not be exercisable or transferable apart from the common stock until the 10th day after either a public announcement that a person or group has acquired beneficial ownership of 15% or more of the common stock or the announcement or commencement of a tender offer for 15% or more of MainStreet common stock.

The Rights are not exercisable until the distribution date and will expire on January 18, 2000, unless earlier redeemed by MainStreet. The agreement provides that if (a) an acquiring person purchases 30% or more of the outstanding common stock or (b) at any time following the distribution date, MainStreet is the surviving corporation in a merger with an acquiring person and its common stock is not changed or exchanged or (c) an acquiring person effects a statutory share exchange with MainStreet after which MainStreet is not a subsidiary of any acquiring person, each holder of a Right will have the right to receive, upon payment of the purchase price, preferred stock or common stock having a value equal to twice the purchase price.

If MainStreet is acquired or 50% or more of the consolidated assets or earning power is sold, each holder of a Right will have the right to receive, upon exercise at the then current exercise price of the Right, that number of shares of common stock of the acquiring Corporation which has a market value of two times the exercise price of the Right.

After the acquisition by a person or group of beneficial ownership of 15% or more of the outstanding common stock, MainStreet may redeem the Rights in whole, but not in part, at a price of $.01 per Right. The decision to redeem shall require the concurrence of a majority of the continuing directors. Until a Right is exercised, the holder will have no rights as a shareholder of MainStreet. These statements are qualified in their entirety by reference to the Rights Agreement, a copy of which was filed with the Securities and Exchange Commission.

NOTE 18 - LEASE OBLIGATIONS

The consolidated balance sheets include a capitalized lease for telephone equipment. Also, each affiliate Bank leases certain buildings and equipment under operating lease arrangements expiring over periods of up to fifteen years. Rent expense totaled $1,272,000, $1,239,000 and $1,006,000 for the years ended December 31, 1997, 1996 and 1995, respectively. Future minimum payments, by years and in the aggregate, under the capital lease and noncancellable operating leases with initial or remaining terms in excess of one year consisted of the following at December 31, 1997:


                                                      Capital                      Operating
                                                       Lease                         Leases
                                                     ---------                    ----------

1998                                                 $   63                       $  1,172
1999                                                     63                            909
2000                                                     63                            337
2001                                                     48                            213
2002                                                    ---                            135
Thereafter                                              ---                            281
                                                       ------                      --------

     Total Minimum Lease Payments                       237                       $  3,047
                                                       ------                      ========

     Less Amounts Representing Interest                  39

     Present Value of Minimum Lease Payments         $  198
                                                     =======



NOTE 19 - REGULATORY REQUIREMENTS AND RESTRICTIONS

MainStreet's principal source of funds for dividend payments is dividends received from its subsidiary banks. Under the applicable federal laws, the Comptroller of the Currency (relating to MainStreet's subsidiary banks which are national banking associations) restricts the total dividend payments of any calendar year, without prior approval, to the net profits of that year as defined, combined with retained net profits for the two preceding years. At December 31, 1997, retained net profits, which were free of such restriction, amounted to $2.5 million. Under the applicable laws of Virginia (relating to MainStreet's subsidiary banks which were organized under the laws of Virginia), $69.9 million of undivided profits at December 31, 1997 were free of dividend restrictions. However, Virginia regulatory authorities may limit the payment of dividends by any state bank when it is determined such limitation is in the public interest and is necessary to ensure the financial soundness of the bank. Furthermore, dividends paid in excess of $34.0 million by MainStreet's state organized subsidiaries must have prior approval by the Federal Reserve Board. Substantially all the retained earnings of MainStreet (parent) are represented by undistributed earnings of the subsidiary banks.

The Subsidiary Banks are members of the Federal Reserve System and, as such, are required to maintain certain of their cash and due from bank balances as reserves based on regulatory requirements. The reserve requirement approximated $11.3 million and $9.4 million at December 31, 1997 and 1996, respectively.

MainStreet and the Banks are subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on MainStreet's consolidated financial statements. Quantitative measures established by regulation to ensure capital adequacy require MainStreet and the Banks to maintain minimum amounts and ratios, as set forth in the table below. As of December 31, 1997, MainStreet and the Banks are well above capital adequacy requirements to which they are subject.

As of December 31, 1997, the most recent notification from the FDIC categorized MainStreet and the Banks as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized MainStreet and the Banks must maintain minimum amounts and ratios, as set forth in the table below. There are no conditions or events since that notification that management believes have changed MainStreet and the Banks categories.

MainStreet's actual capital amounts and ratios are also presented in the table below (dollars in thousands).



                                                                                                   To Be Well Capitalized
                                                                          For Capital               Under PromptCorrective
                                                Actual                     Adequacy                   Action Provisions
As of December 31, 1997:                        Amount           Ratio      Amount           Ratio           Amount            Ratio
                                              --------           ----     -----------       ------  ---------------------    -------

Total Capital (to Risk Weighted Assets)       $195,045           19.67%     $ 79,338          8.0%      $ 99,173               10.0%
Tier I Capital (to Risk Weighted Assets)       182,670           18.42        39,669          4.0         59,504                6.0
Tier I Capital (to Annual Adjusted Average
      Assets)                                  182,670           11.75        62,184          4.0         77,730                5.0

As of December 31, 1996:

Total Capital (to Risk Weighted Assets)       $131,600           14.79%     $ 71,165          8.0%      $ 88,957               10.0%
Tier I Capital (to Risk Weighted Assets)       120,480           13.54        35,583          4.0         53,374                6.0
Tier I Capital (to Annual Adjusted Average
     Assets)                                   120,480            9.37        51,424          4.0         64,280                5.0




NOTE 20 - PARENT COMPANY FINANCIALS


                            CONDENSED BALANCE SHEETS




                                                                December 31
                                                         ---------------------------
                                                           1997              1996
                                                           ----              ----
                                                                  (In 000's)
Assets:
Cash (Includes $7,338 and $1,896 in 1997 and 1996,
     respectively with affiliates)                        $  7,338        $  1,896
Investments in Subsidiary Banks                            135,236         119,110
Securities Available for Sale                              196,184              72
Other Assets (Includes $35 and $44 in 1997 and

     1996, respectively, invested with affiliates)           7,466           3,944
                                                          --------        --------
Total Assets                                              $346,224        $125,022
                                                          ========        ========



Liabilities and Shareholders' Equity
Repurchase Agreements Short-Term                            91,781            --
Other Short-Term Debt                                         --             2,300
Repurchase Agreements Long-Term                             63,466            --
Other Long-Term Debt                                           198             243
Corporation-Obligated Mandatorily Redeemable

     Capital Securities                                     51,547            --
Other Liabilities                                            3,513           1,342
Common Shareholders' Equity                                135,719         121,137
                                                          --------        --------
Total Liabilities and Shareholders' Equity                $346,224        $125,022
                                                          ========        ========





                         CONDENSED STATEMENTS OF INCOME


                                                                 Years Ended December 31
                                                          --------------------------------------
                                                           1997              1996         1995
                                                           ----              ----         ----
                                                                        (In 000's)

Revenue:
Dividends From Subsidiary Banks                           $ 9,388        $ 7,694        $ 4,025
Equity in Undistributed Income of Subsidiary Banks          8,524         10,672         11,534
Management Fees From Subsidiary Banks                      12,558          9,682          8,034
Interest Income From Subsidiary Banks                          11           --             --
Interest Income                                               895             27             78
Other Noninterest Income                                      439            985             42
                                                          -------        -------        -------

                                                           31,815         29,060         23,713
                                                          -------        -------        -------

Expenses:
Interest on Short-Term Debt                                   530             39           --
Interest on Long-Term Debt                                    194              2            454

Interest on Corporation-Obligated Mandatorily
     Redeemable Capital Securities                            507           --             --
Salaries and Employee Benefits                              7,877          6,862          4,967
Net Occupancy                                               2,513          2,479          1,758
Other Noninterest Expense                                   3,251          2,740          2,126
                                                          -------        -------        -------
                                                           14,872         12,122          9,305
                                                          -------        -------        -------

Income Before Income Tax Benefit                           16,943         16,938         14,408
Income Tax Benefit                                            155            459            426
                                                          -------        -------        -------
Net Income                                                $17,098        $17,397        $14,834
                                                          =======        =======        =======


                       CONDENSED STATEMENTS OF CASH FLOWS



                                                                            Years Ended December 31
                                                                ----------------------------------------------
                                                                   1997                1996             1995
                                                                   ----                ----             ----
                                                                                    (In 000's)
Cash Flows From Operating Activities:
Net Income                                                      $  17,098         $  17,397         $  14,834
Adjustments to Reconcile Net Income to Net Cash
     Provided by Operating Activities:
     Amortization of Intangibles, Net                                 118               176               210
     Equity in Undistributed Income of Subsidiary Banks            (8,242)           (9,569)          (10,329)
     Net Increase in Other Assets                                  (3,758)             (654)             (627)
     Net Decrease in Other Liabilities                              2,171               215               603
     (Gain) Loss on Sales of Securities                                47              (479)              (15)
     Loss on Disposal of Fixed Assets                                  57              --                --

     Gain on Sale of OREO                                            --                --                  22
                                                                ---------         ---------         ---------
     Net Cash Provided by Operating Activities                      7,491             7,086             4,698

Cash Flows From Investing Activities:
Net (Increase) Decrease in Interest-Bearing Deposits                    9               701              (712)

Purchases of Securities Available for Sale                       (195,326)             --                --

Proceeds From the Sale of Securities Available for Sale              --                 852               820

Purchases of Bank Premises and Equipment                             (120)             (976)             (826)

Capital Contributed to Subsidiary Banks                            (5,947)           (1,783)             --
                                                                ---------         ---------         ---------
     Net Cash Used In Investing Activities                       (201,384)           (1,206)             (718)

Cash Flows From Financing Activities:
Cash Dividends                                                     (6,723)           (5,867)           (4,217)
Cash Paid in Lieu of Fractional Shares and Cash Election              (12)           (2,298)             --
Net Expenses Incurred for Debenture Conversion                       --                --                 (32)
Proceeds From Issuance of Common Stock                              1,621             1,160               525
Increase in Short-Term Debt                                        89,481             2,300              --
Increase in Long-Term Debt                                         63,421               243              --
Issuance of Junior Subordinated Debenture                          51,547              --                --
                                                                ---------         ---------         ---------
     Net Cash Provided By (Used in) Financing Activities          199,335            (4,462)           (3,724)
                                                                ---------         ---------         ---------


     Net Increase in Cash                                           5,442             1,418               256
     Cash at Beginning of Year                                      1,896               478               222
                                                                ---------         ---------         ---------
     Cash at End of Year                                        $   7,338         $   1,896         $     478
                                                                =========         =========         =========





Noncash investing activities include $4.7 million and $1.3 million of unrealized gains on securities available for sale in 1997 and 1996, respectively. Noncash financing activities include $8,918,000 of debentures converted into 979,820 shares of common stock in 1995.

NOTE 21 - FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

In the normal course of business to meet the financing needs of its customers, MainStreet is a party to financial instruments with off-balance-sheet risk. These financial instruments include commitments to extend credit, standby letters of credit and financial guarantees written. Those instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the consolidated balance sheets.

MainStreet's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit, standby letters of credit and financial guarantees written is represented by the contractual amount of those instruments. MainStreet uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

As of December 31, 1997 and 1996, outstanding financial instruments whose contract amounts represent potential credit risk were as follows:

                                                     1997          1996
                                                     ----          ----
Financial Instruments Whose Contract Amounts
   Represent Credit Risk:
     Commitments to Extend Credit                  $167,904      $148,161
     Standby and Performance
         Letters of Credit                            9,536         7,392

Commitments to extend credit are agreements to lend to a customer as long as there is no breach of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Many commitments either expire without being drawn upon or are not fully drawn; therefore, the total commitment amounts do not necessarily represent future cash requirements. MainStreet evaluates each customer's creditworthinesss on a case-by-case basis. The amount of collateral obtained is generally based on management's credit and financial evaluation of the customer.

Standby and performance letters of credit are conditional commitments issued by MainStreet to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private credit arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. MainStreet obtains collateral supporting those commitments for which collateral is deemed necessary. Collateral held varies but may include accounts receivable, marketable securities, inventory, property, plant and equipment, and income-producing commercial properties.


NOTE 22 - CONCENTRATIONS OF CREDIT RISK

Virtually all of MainStreet's business activity is with customers located in the southwestern, central and east central regions of Virginia and southeastern Maryland. Accordingly, operating results are closely correlated with the economic trends within these regions and influenced by the significant industries within the southwest region including textile, furniture and pre-built housing as well as agriculture. In addition, the ultimate collectibility of the Banks' loan portfolios and the recovery of the carrying amounts of repossessed property are susceptible to changes in the market conditions of these geographic regions. The commercial portfolio is diversified with no significant concentrations of credit at December 31, 1997. Acquisition and development construction loans account for $42.0 million and $41.5 million of the commercial portfolio at December 31, 1997 and 1996, respectively. In addition, other commercial loans secured by real estate totaled $163.6 million and $133.5 million at December 31, 1997 and 1996, respectively. The remainder of the loans secured by real estate consists almost entirely of 1-4 family residential property. MainStreet was the creditor for approximately $122.7 million and $128.8 million at December 31, 1997 and 1996, respectively, of consumer loans for automobiles and mobile homes generated directly by or purchased from established dealers (indirect). These loans are generally collateralized by the related property and many are either endorsed or subject to mandatory dealer repurchase agreements.

The individual banks have operating policies relating to the credit process and collateral in loan originations. Loans to purchase real and personal property are generally collateralized by the related property with loan amounts established based on certain percentage limitations of the property's total stated or appraised value. Credit approval is primarily a function of the evaluation of the creditworthiness of the individual borrower based on pertinent financial information, the underlying transaction to be financed and collateral.

NOTE 23 - FAIR VALUE OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument for which it is practicable to estimate that value:

(a)      Short-Term Financial Instruments
         The carrying values of short-term financial instruments including cash and cash equivalents, federal funds sold, interest- bearing deposits in domestic banks, and short-term borrowings approximate the fair value of these instruments. These financial instruments generally expose the Corporation to limited credit risk and have no stated maturity or have an average maturity of 30-45 days and carry interest rates which approximate market value.

(b)      Mortgage Loans Held for Sale
         The fair value of mortgage loans held for sale is based on current investor pricing at the close of business on the last business day of the financial reporting period.

(c)      Securities Available for Sale and Securities Held to Maturity
         The fair value of investments, except certain state and municipal securities, is estimated based on bid prices published in financial newspapers or bid quotations received from securities dealers. The fair value of certain state and municipal securities is not readily available through market sources other than dealer quotations, so fair value estimates are based on quoted market prices of similar instruments, adjusted for differences between the quoted instruments and the instruments being valued.

(d)      Loans
         Fair values are estimated for portfolios of loans with similar financial characteristics. Loans are segregated by type such as commercial, real estate - commercial, real estate - construction, real estate - mortgage, credit card and other consumer. Each loan category is further segmented into fixed and adjustable rate interest terms and by performing and nonperforming categories.

         The fair value of performing loans is calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan as well as estimates for operating expenses and prepayments. The estimate of maturity is based on MainStreet's historical experience with repayment for each loan classification, modified, as required, by an estimate of the effect of current economic and lending conditions.

         Fair value for significant nonperforming loans is based on estimated cash flows which are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows and discount rates are judgmentally determined using available market information and specific borrower information.

(e)      Deposits
         The fair value of demand, interest checking, savings and money market deposits is the amount payable on demand. The fair value of fixed maturity time deposits and certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities and repayment characteristics.

(f)      Long-Term Debt
         The fair value of long-term debt is estimated using the rates currently offered for borrowings of similar remaining maturities and repayment characteristics.

(g) Commitments to Extend Credit, Standby Letters of Credit and Financial Guarantees Written
         The only amounts recorded for commitments to extend credit, standby letters of credit and financial guarantees written are the deferred fees arising from these unrecognized financial instruments. These deferred fees are not deemed significant at December 31, 1997 and December 31, 1996, and as such the related fair values have not been estimated.

The estimated fair values of MainStreet's financial instruments at December 31, 1997 and 1996 are as follows:


                                                                1997                              1996
                                                 --------------------------------      ------------------------------
                                                 Carrying Amount      Fair Value      Carrying Amount     Fair Value
                                                 ---------------      ----------      ---------------     ----------

FINANCIAL ASSETS
Cash and Due From Banks                             $   47,202        $   47,202        $   47,792        $   47,792
Interest-Bearing Deposits in Domestic Banks                494               494               518               518
Mortgage Loans Held for Sale                             3,048             3,048               742               745
Federal Funds Sold                                       5,144             5,144            10,473            10,473
Securities Available for Sale                          693,957           693,957           353,398           353,398
Securities Held to Maturity                             72,243            74,321            97,922           100,100
Loans, Net  of Unearned Income                         925,718           930,074           878,160           881,763
                                                    ----------       -----------        ----------        ----------

     TOTAL FINANCIAL ASSETS                         $1,747,806        $1,754,240        $1,389,005        $1,394,789
                                                    ==========        ==========        ==========        ==========
FINANCIAL LIABILITIES
Deposits:
   Demand Deposits (Noninterest-Bearing)            $  149,940        $  149,940        $  142,001        $  142,001
   Interest Checking Accounts                          121,470           121,470           115,688           115,688
   Savings Deposits                                    115,929           115,929           122,883           122,883
   Money Market Investment Accounts                    104,478           104,478           106,499           106,499
   Time Deposits:
   Certificates of Deposit $100,000 and Over           154,982           155,511           119,507           120,706
   Other                                               416,933           418,273           393,506           400,787
                                                    ----------        ----------        ----------        ----------

   TOTAL DEPOSITS                                    1,063,732         1,065,601         1,000,084         1,008,564
Repurchase Agreements Short-Term                       213,871           213,871           145,356           145,356
Other Short-Term Debt                                  149,767           149,767            82,764            82,764
FHLB Borrowings, Callable 2/97                            --                --              45,000            44,968
Corporation-Obligated Mandatorily
     Redeemable Capital Securities                      50,000            51,100              --                --
Repurchase Agreements Long-Term                         63,466            63,466              --                --
Other Long-Term Debt                                   102,134            84,514            26,029            26,055
                                                    ----------        ----------        ----------        ----------
     TOTAL FINANCIAL  LIABILITIES                   $1,642,970        $1,628,319        $1,299,233        $1,307,707
                                                    ==========        ==========        ==========        ==========



Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time MainStreet's entire holdings of a particular financial instrument. Because no market exists for a significant portion of MainStreet's financial instruments, fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.


Fair value estimates are based on existing on-and-off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets that are not considered financial assets include deferred tax assets and bank premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.


NOTE 24 - STOCK DIVIDEND

On February 20, 1996, MainStreet declared a two-for-one stock split, in the form of a 100% stock dividend, payable March 15, 1996 to stockholders of record March 4, 1996. Shareholders received one additional share of common stock for each share held on the record date. The par value of the 4,267,536 shares issued of approximately $21,336,000 was transferred from retained earnings to the common stock account.


NOTE 25 - CONTINGENCIES AND OTHER MATTERS

MainStreet and its subsidiaries, in the normal course of business, are involved in various legal actions and proceedings. It is the opinion of management that any liabilities arising from these matters and not covered by insurance, would not have a material effect on MainStreet's financial position.

At December 31, 1997, MainStreet had two acquisitions pending which were completed within the first quarter of 1998. The first acquisition was Tysons Financial Corporation ("Tysons"), which was accounted for as a purchase. The second acquisition was Regency Financial Shares ("Regency"), which was accounted for as a pooling of interests.

Under the terms of the agreement with Tysons, each shareholder of Tysons common stock was to receive the equivalent of $14.50 per share of MainStreet stock for each share held of Tysons stock. This resulted in an exchange ratio of .527 shares of MainStreet's common stock for each share of Tysons stock. Also under terms of the agreement, MainStreet agreed to purchase Tysons' outstanding directors' warrants for the difference between the exercise price per warrant and $14.50. The warrants initially were converted into Tysons' common stock. After this initial conversion, the common stock exchange ratio, .527, was applied. In addition, MainStreet agreed to purchase Tysons' directors' options for the difference between the exercise price per option and $14.50 in MainStreet common stock. The outstanding directors' options were at exercise prices of $9.125 and $12.50 and resulted in an exchange ratio of .193 and .073, respectively. The outstanding shares of Tysons common stock, directors' warrants, and directors' options of Tysons were exchanged for approximately 611,175 shares of MainStreet's common stock.

Under the terms of the agreement with Regency, each shareholder of Regency common stock was to receive the equivalent of $13.00 per share for each share held of Regency stock. This resulted in an exchange ratio of .474 shares of Registrant's common stock for each share of Regency stock. Each Regency director was to receive the difference between the exercise price per option and $13.00. This resulted in respective exchange ratios of .237 and .219 shares of Registrant's common stock for each Regency director option, taking into consideration exercise prices of $6.50 and $7.00, respectively. Each fractional share resulting from the conversion was settled at $27.42 per share. The outstanding 1,430,134 shares of Regency common stock, and the outstanding 5,500 directors' options were exchanged for approximately 678,993 shares of MainStreet's common stock.

On March 11, 1998, MainStreet announced an agreement to acquire Ballston Bancorp, Inc. ("Ballston"), subject to regulatory approval and approval by the shareholders of Ballston and certain other specified conditions which was completed July 17, 1998. Under terms of the agreement, each shareholder of Ballston common stock was to receive the equivalent of $12.04 per share for each share held of Ballston stock. This resulted in an exchange ratio of .4310 shares of MainStreet's common stock for each share of Ballston stock. The outstanding 1,619,474 shares of Ballston were exchanged for approximately 697,938 shares of MainStreet's common stock.

On August 26, 1998, MainStreet executed a definitive agreement with BB&T Corporation (BB&T), in which MainStreet will be acquired by BB&T. The transaction will be a stock for stock exchange in which 1.18 shares of BB&T stock will be exchanged for each share of MainStreet common stock. Based upon a BB&T closing price of $32.94 on August 25, 1998, the transaction will be valued at approximately $554.3 million or $38.87 per MainStreet share. The transaction is subject to both regulatory and MainStreet shareholder approval and will be accounted for as a pooling of interests.




Quarterly Financial Results (Unaudited)
(In Thousands, Except Per Share Data)                   Fourth            Third           Second           First
1997                                                   Quarter           Quarter          Quarter         Quarter
----                                                   -------           -------          -------         -------

Interest Income                                        $31,885           $31,154          $30,402         $27,863
Interest Expense                                        16,799            15,860           15,205          13,690
                                                       -------           -------          -------         --------
     Net Interest Income                                15,086            15,294           15,197          14,173
Provision for Loan Losses                                1,102             1,025            1,562             963
                                                       -------           -------          -------         --------

     Net Interest Income After Provision                13,984            14,269           13,635          13,210
Noninterest Income                                       3,243             3,382            3,290           3,964
Noninterest Expense                                     12,053            10,471           10,284          10,919
                                                       -------           -------          -------         --------
     Income Before Income Taxes                          5,174             7,180            6,641           6,255
Income Tax Expense                                       1,700             2,347            2,134           1,971
                                                       -------           -------          -------         --------

     Net Income                                        $ 3,474           $ 4,833          $ 4,507         $ 4,284
                                                       =======           =======          =======         ========
Per Share:
     Net Income:

         Primary                                       $   .28           $   .38          $   .36         $   .34
                                                       =======           =======          =======         ========
         Fully Diluted                                 $   .27           $   .38          $   .36         $   .34
                                                       =======           =======          =======         ========
     Cash Dividends Declared                           $   .15           $   .16          $   .13         $   .13
                                                       =======           =======          =======         ========








Quarterly Financial Results (Unaudited)
(In Thousands, Except Per Share Data)                    Fourth              Third             Second               First
1996                                                    Quarter             Quarter            Quarter            Quarter
----                                                    -------             -------            -------            -------

Interest Income                                        $27,758             $26,768            $25,035           $24,062
Interest Expense                                        13,024              12,066             11,253            10,819
                                                       -------             -------            -------           --------
     Net Interest Income                                14,734              14,702             13,782            13,243
Provision for Loan Losses                                  925               1,001                633               951
                                                       -------             -------            -------           -------
     Net Interest Income After Provision                13,809              13,701             13,149            12,292
Noninterest Income                                       3,008               2,712              2,982             3,080
Noninterest Expense                                     10,544               9,975              9,497             9,266
                                                       -------             -------            -------           -------
     Income Before Income Taxes                          6,273               6,438              6,634             6,106
Income Tax Expense                                       1,942               2,130              2,132             1,850
                                                       -------             -------            -------           -------
     Net Income                                        $ 4,331             $ 4,308            $ 4,502           $ 4,256
                                                       =======             =======            =======           =======
Per Share:
     Net Income:

         Primary                                       $   .34             $   .34            $   .36           $   .34
                                                       =======             =======            =======           =======
         Fully Diluted                                 $   .34             $   .34            $   .36           $   .34
                                                       =======             =======            =======           =======
     Cash Dividends Declared                           $   .15             $   .12            $   .10           $   .10
                                                       =======             =======            =======           =======

